PRICING SUPPLEMENT NO. 28                                         Rule 424(b)(3)
DATED:  July 30, 2002                                         File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $25,000,000    Floating Rate Notes [x]    Book Entry Notes [x]


Original Issue Date: 7/31/2002   Fixed Rate Notes [  ]   Certificated Notes [  ]


Maturity Date:  7/31/2003       CUSIP#: 073928XJ7

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Effective Rate

[  ]  Federal Funds Open Rate            Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[x]   Prime Rate +

[  ]  CMT Rate

Initial Interest Rate:  1.88%            Interest Payment Period:  Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.87%

+   Prime Rate as reported on Telerate Page 5 under the heading "Bank
    Rates/Prime ."

*   On the 31st of October, January, April and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.